SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   SWIFT ENERGY PENSION PARTNERS 1995-B, LTD.
                 (Exact name of Registrant as specified in its
                      Certificate of Limited Partnership)



       TEXAS                                          76-0486529
(State of Organization)                     (I.R.S. Employer Identification No.)



                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                    (Address of principal executive offices)



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                      3,319,041 Swift Depositary Interests



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference from the following sections of the Amended Prospectus dated May 9, 1995 included in Post-Effective Amendment No. 14 to Registration Statement No. 33-37983 on Form S-1 pertaining to Swift Depositary Interests, as declared effective by the Securities and Exchange Commission on May 9, 1995:

                  "Summary of the Offering"

                  "Additional Financing"

                  "Participation in Costs and Revenues"

                  "Compensation of the General Partners"

                  "Description of Swift Depositary Interests"

                  "Summary of Partnership Agreement"

ITEM 2.  EXHIBITS.

    1.    Specimen  copy  of  Depositary  Receipt  evidencing  Swift  Depositary
          Interests.

    2. Limited Partnership Agreement for Swift Energy Pension Partners 1995-B, Ltd. dated December 14, 1995, among Swift Energy Company as Managing General Partner, VJM Corporation as Special General Partner, and Swift Depositary Company as the sole Limited Partner.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      SWIFT ENERGY PENSION PARTNERS 1995-B, LTD.

                                      By:      Swift Energy Company, as
                                               Managing General Partner



                                      By: /s/ Alton D. Heckaman, Jr.
                                          --------------------------------------
                                          Alton D. Heckaman, Jr.
                                          Vice President and Controller
                                          Date:    November 24, 1999





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                                  EXHIBIT INDEX

EXHIBIT NO.

     1                     Specimen Copy of Depositary Receipt

     2                     Limited Partnership Agreement